Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS RECORD THIRD QUARTER 2017

RESULTS AND CONFIRMS 2017 GUIDANCE

TEMPE, AZ – November 7, 2017 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended September 30, 2017.

•	Net sales up 26% to $1.76 billion

•	Gross profit up 24% to $226.1 million

•	Earnings from operations up 14% to $41.4 million

•	Adjusted earnings from operations up 20%

•	Diluted earnings per share were up 3% to $0.62

•	Adjusted diluted earnings per share were up 16% to $0.73

•	The Company acquired Dutch cloud service provider Caase.com

In the third quarter of 2017, consolidated net sales were up 26% year over year. Strong growth in the core business in North America was complemented by the addition of Datalink, which the Company acquired on January 6, 2017, and double-digit net sales growth in APAC. Gross profit grew 24% year over year, while gross margins contracted 20 basis points in the quarter due to wins in North America with large enterprise clients, which generally transact at lower margins. Selling and administrative expenses increased 25% year over year, including a 7% increase in the core business. As a result, earnings from operations increased 14% year over year and Adjusted earnings from operations increased 20% year over year.

“Our third quarter results reflect another quarter of solid execution in each of our operating segments. Our core business continued to drive profitable growth and, at the same time, we began to realize the earnings accretion we expected from the Datalink acquisition,” stated Ken Lamneck, President and Chief Executive Officer. “Our business is healthy. We have gained market share organically in 2017 and added strategic skills and capabilities to our portfolio with the addition of Datalink that will be critical to our continued success,” stated Lamneck.

For the nine months ended September 30, 2017, consolidated net sales were $4.9 billion, up 22% year over year, including growth of 13% in the core business, and the addition of Datalink. Gross profit grew 24% in the first nine months of 2017 reflecting the stronger gross margins of the Datalink business while selling and administrative expenses grew only 3% year over year driven by strong operating leverage in the core business. This combination drove earnings from operations up 24% year over year and Adjusted earnings from operations up more than 30% year over year.

“We are very pleased with our execution globally in the first nine months of 2017. Our strategy and related solutions areas focus on helping clients efficiently manage their IT assets today and transform their business for tomorrow,” stated Ken Lamneck. “Amid a stable demand environment, we believe our extensive supply chain, cloud, data center and software capabilities combined with disciplined execution will serve us well in closing out a record year in 2017 and heading into 2018,” stated Lamneck.

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Insight Enterprises, Inc.        6820 South Harl Avenue        Tempe, Arizona 85283        800.467.4448        FAX 480.760.8958

Insight Q3 2017 Results, Page 2	November 7, 2017

KEY HIGHLIGHTS

•	Consolidated net sales of $1.76 billion for the third quarter of 2017 increased 26% compared to the third quarter of 2016.

•	Net sales in North America of $1.4 billion were up 34% year over year;

•	Net sales in EMEA of $312.2 million were flat; and

•	Net sales in APAC of $34.7 million increased 17% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 25% year over year, with net sales growth in North America and APAC of 34% and 14%, respectively, and a decline in EMEA of 2% year to year.

•	Consolidated gross profit of $226.1 million increased 24% compared to the third quarter of 2016, with consolidated gross margin decreasing to 12.9% of net sales.

•	Gross profit in North America of $176.0 million (12.5% gross margin) increased 29% year over year;

•	Gross profit in EMEA of $41.6 million (13.3% gross margin) increased 9% year over year; and

•	Gross profit in APAC of $8.4 million (24.3% gross margin) increased 26% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 24% year over year, and gross profit in North America, EMEA and APAC increased 28%, 6% and 23%, respectively, year over year.

•	Consolidated earnings from operations increased 14% compared to the third quarter of 2016 to $41.4 million, or 2.4% of net sales.

•	Earnings from operations in North America increased 20% year over year to $42.8 million, or 3.0% of net sales;

•	As a result of the $3.6 million loss on the sale of the Company’s Russia business in the third quarter of 2017, EMEA reported a loss from operations of $2.1 million in the third quarter of 2017 compared to earnings from operations of $270,000 in the third quarter of 2016; and

•	Earnings from operations in APAC increased 112% year over year to $810,000, or 2.3% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 14% year over year, and earnings from operations in North America and APAC increased 19% and 118%, respectively, year over year.

•	Consolidated net earnings and diluted earnings per share for the third quarter of 2017 were $22.4 million and $0.62, respectively, at an effective tax rate of 36.8%.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the third quarter of 2017 were $26.5 million and $0.73, respectively, at an effective tax rate of 33.2%.*

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 3	November 7, 2017

* In discussing financial results for the three and nine months ended September 30, 2017 and 2016 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.” Adjusted measures exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) the loss on sale of the Company’s Russia business in the 2017 periods, (iv) a gain on sale of real estate in the nine months ended September 30, 2016 and (v) the tax effects of these items. See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

The Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

For the full year 2017, the Company now expects the business to deliver net sales growth of 20% to 22% compared to 2016. The Company is maintaining its Adjusted diluted earnings per share outlook for the full year 2017 of $3.15 to $3.25.

This outlook assumes an effective tax rate of approximately 38% for the balance of 2017.

This outlook also excludes severance and restructuring and acquisition-related expenses incurred during the nine months ended September 30, 2017 and those that may be incurred during the balance of 2017, as well as the $3.6 million loss on the sale of the Company’s Russia business in the third quarter of 2017. Due to the inherent difficulty of forecasting severance and restructuring and acquisition-related expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the future impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2017 forecast.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss third quarter 2017 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 7096467.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 4	November 7, 2017

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures (referred to as Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share) exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) a loss on sale of the Company’s Russia business in the 2017 periods, (iv) a gain on sale of real estate in the nine months ended September 30, 2016 and (v) the tax effects of these items. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 5	November 7, 2017

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

Three Months Ended September 30,	Nine Months Ended September 30,
2017	2016	change	2017	2016	change
Insight Enterprises, Inc.
Net sales	$1,757,973	$1,392,716	26%	$4,919,548	$4,017,932	22%
Gross profit	$226,081	$181,808	24%	$685,687	$552,133	24%
Gross margin	12.9%	13.1%	(20	bps)	13.9%	13.7%	20	bps
Selling and administrative expenses	$180,390	$143,872	25%	$538,774	$440,177	22%
Severance and restructuring expenses	$494	$788	(37%)	$6,211	$3,053	103%
Loss on sale of foreign entity	$3,646	$—	*	$3,646	$—	*
Acquisition-related expenses	$106	$741	(86%)	$3,329	$741	349%
Earnings from operations	$41,445	$36,407	14%	$133,727	$108,162	24%
Net earnings	$22,412	$21,635	4%	$76,515	$63,590	20%
Diluted earnings per share	$0.62	$0.60	3%	$2.11	$1.74	21%
North America
Net sales	$1,411,079	$1,051,333	34%	$3,803,343	$2,914,475	30%
Gross profit	$176,021	$136,818	29%	$517,108	$391,929	32%
Gross margin	12.5%	13.0%	(50	bps)	13.6%	13.4%	20	bps
Selling and administrative expenses	$132,853	$99,845	33%	$395,423	$301,147	31%
Severance and restructuring expenses	$398	$643	(38%)	$2,045	$2,451	(17%)
Acquisition-related expenses	$—	$575	*	$3,223	$575	461%
Earnings from operations	$42,770	$35,755	20%	$116,417	$87,756	33%
Sales Mix	*	*	*	*
Hardware	68%	62%	48%	65%	62%	37%
Software	24%	31%	6%	27%	31%	13%
Services	8%	7%	39%	8%	7%	46%

100%	100%	34%	100%	100%	30%

EMEA
Net sales	$312,194	$311,732	—	$988,609	$976,800	1%
Gross profit	$41,618	$38,308	9%	$139,897	$136,810	2%
Gross margin	13.3%	12.3%	100	bps	14.2%	14.0%	20	bps
Selling and administrative expenses	$39,948	$37,893	5%	$121,863	$121,663	—
Severance and restructuring expenses	$53	$145	(63%)	$4,062	$487	734%
Loss on sale of foreign entity	$3,646	$—	*	$3,646	$—	*
Acquisition-related expenses	$106	$—	*	$106	$—	*
(Loss) earnings from operations	$(2,135)	$270	*	$10,220	$14,660	(30%)
Sales Mix	*	*	*	*
Hardware	44%	41%	7%	40%	37%	11%
Software	52%	56%	(6%)	56%	60%	(6%)
Services	4%	3%	23%	4%	3%	15%

100%	100%	—	100%	100%	1%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 6	November 7, 2017

FINANCIAL SUMMARY TABLE (CONTINUED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	change		2017	2016	change
APAC
Net sales	$34,700	$29,651		17%	$127,596	$126,657		1%
Gross profit	$8,442	$6,682		26%	$28,682	$23,394		23%
Gross margin	24.3%	22.5%	180	bps	22.5%	18.5%	400	bps
Selling and administrative expenses	$7,589	$6,134		24%	$21,488	$17,367		24%
Severance and restructuring expenses	$43	$—		*	$104	$115		(10%)
Acquisition-related expenses	$—	$166		*	$—	$166		*
Earnings from operations	$810	$382		112%	$7,090	$5,746		23%
Sales Mix			*	*			*	*
Hardware	21%	16%		61%	14%	11%		34%
Software	58%	75%		(9%)	72%	84%		(14%)
Services	21%	9%		151%	14%	5%		173%

	100%	100%		17%	100%	100%		1%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 7	November 7, 2017

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2017 financial results, including net sales growth rates and Adjusted diluted earnings per share, and the assumptions relating thereto, including the Company’s effective tax rate for the balance of 2017, anticipated capital expenditures and operating cash flows and the Company’s expectations of how its capabilities and execution will affect results in closing out 2017 and heading into 2018 are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other of the Company’s filings with the Securities and Exchange Commission:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives, the amounts and terms of which can fluctuate significantly year over year;

•	changes in the information technology (“IT”) industry and/or rapid changes in technology;

•	risks associated with the integration and operation of acquired businesses;

•	possible significant fluctuations in the Company’s future operating results;

•	the risks associated with the Company’s international operations;

•	general economic conditions;

•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;

•	the Company’s reliance on independent shipping companies;

•	the Company’s dependence on certain personnel;

•	natural disasters or other adverse occurrences;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names; and

•	legal proceedings and audits and failure to comply with laws and regulations.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 8	November 7, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$1,757,973	$1,392,716	$4,919,548	$4,017,932
Costs of goods sold	1,531,892	1,210,908	4,233,861	3,465,799

Gross profit	226,081	181,808	685,687	552,133
Operating expenses:
Selling and administrative expenses	180,390	143,872	538,774	440,177
Severance and restructuring expenses	494	788	6,211	3,053
Loss on sale of foreign entity	3,646	—	3,646	—
Acquisition-related expenses	106	741	3,329	741

Earnings from operations	41,445	36,407	133,727	108,162
Non-operating (income) expense:
Interest income	(227)	(318)	(863)	(784)
Interest expense	5,555	2,517	13,814	6,357
Net foreign currency exchange loss	341	579	972	1,042
Other expense, net	339	352	980	979

Earnings before income taxes	35,437	33,277	118,824	100,568
Income tax expense	13,025	11,642	42,309	36,978

Net earnings	$22,412	$21,635	$76,515	$63,590

Net earnings per share:
Basic	$0.63	$0.61	$2.14	$1.75

Diluted	$0.62	$0.60	$2.11	$1.74

Shares used in per share calculations:
Basic	35,787	35,474	35,718	36,310

Diluted	36,203	35,790	36,186	36,596

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 9	November 7, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$236,411	$202,882
Accounts receivable, net	1,483,234	1,436,742
Inventories	235,313	148,203
Inventories not available for sale	56,322	68,619
Other current assets	151,032	127,159

Total current assets	2,162,312	1,983,605
Property and equipment, net	77,530	70,910
Goodwill	131,552	62,645
Intangible assets, net	105,140	20,707
Deferred income taxes	40,175	52,347
Other assets	62,583	29,086

	$2,579,292	$2,219,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$682,946	$1,070,259
Accounts payable – inventory financing facility	224,072	154,930
Accrued expenses and other current liabilities	151,206	151,895
Current portion of long-term debt	15,344	480
Deferred revenue	99,338	61,098

Total current liabilities	1,172,906	1,438,662
Long-term debt	534,385	40,251
Deferred income taxes	915	900
Other liabilities	44,336	26,044

	1,752,542	1,505,857

Stockholders’ equity:
Preferred stock	—	—
Common stock	358	355
Additional paid-in capital	315,078	309,650
Retained earnings	536,052	459,537
Accumulated other comprehensive loss – foreign currency translation adjustments	(24,738)	(56,099)

Total stockholders’ equity	826,750	713,443

	$2,579,292	$2,219,300

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 10	November 7, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net earnings	$76,515	$63,590
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization of property and equipment	19,430	20,785
Amortization of intangible assets	12,643	9,312
Provision for losses on accounts receivable	3,429	1,401
Write-downs of inventories	1,991	2,297
Write-off of property and equipment	378	—
Non-cash stock-based compensation	10,134	8,308
Deferred income taxes	(209)	3,424
Loss on sale of foreign entity	3,646	—
Gain on sale of real estate	—	(338)
Changes in assets and liabilities, net of acquisitions and sale of foreign entity:
Decrease in accounts receivable	108,284	133,289
Increase in inventories	(73,186)	(59,707)
Decrease (increase) in other assets	320	(22,713)
Decrease in accounts payable	(442,328)	(278,097)
Decrease in deferred revenue	(13,871)	(6,645)
(Decrease) increase in accrued expenses and other liabilities	(30,736)	244

Net cash used in operating activities	(323,560)	(124,850)

Cash flows from investing activities:
Purchases of property and equipment	(15,906)	(9,714)
Proceeds from sale of foreign entity	1,517	—
Proceeds from sale of real estate, net	—	1,378
Acquisitions, net of cash and cash equivalents acquired	(186,932)	(10,297)

Net cash used in investing activities	(201,321)	(18,633)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	923,216	534,920
Repayments on senior revolving credit facility	(707,216)	(506,420)
Borrowings on accounts receivable securitization financing facility	2,844,389	1,947,000
Repayments on accounts receivable securitization financing facility	(2,723,889)	(1,822,000)
Borrowings under Term Loan A	175,000	—
Repayments under Term Loan A	(6,562)	—
Repayments under other financing agreements	(5,176)	(1,309)
Payments on capital lease obligations	(614)	(270)
Net borrowings under inventory financing facility	45,641	29,456
Payment of debt issuance costs	(1,123)	(3,360)
Payment of payroll taxes on stock-based compensation through shares withheld	(4,703)	(2,159)
Repurchases of common stock	—	(50,000)

Net cash provided by financing activities	538,963	125,858

Foreign currency exchange effect on cash and cash equivalent balances	19,447	5,342

Increase (decrease) in cash and cash equivalents	33,529	(12,283)
Cash and cash equivalents at beginning of period	202,882	187,978

Cash and cash equivalents at end of period	$236,411	$175,695

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 11	November 7, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$41,445	$36,407	$133,727	$108,162
Severance and restructuring expenses	494	788	6,211	3,053
Loss on sale of foreign entity	3,646	—	3,646	—
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(338)
Acquisition-related expenses	106	741	3,329	741

Adjusted non-GAAP consolidated EFO	$45,691	$37,936	$146,913	$111,618

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$22,412	$21,635	$76,515	$63,590
Severance and restructuring expenses	494	788	6,211	3,053
Loss on sale of foreign entity	3,646	—	3,646	—
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(338)
Acquisition-related expenses	106	741	3,329	741
Income taxes on non-GAAP adjustments	(149)	(439)	(1,746)	(977)

Adjusted non-GAAP consolidated net earnings	$26,509	$22,725	$87,955	$66,069

Adjusted Consolidated Diluted EPS:

GAAP consolidated diluted EPS	$0.62	$0.60	$2.11	$1.74
Severance and restructuring expenses	0.01	0.02	0.17	0.08
Loss on sale of foreign entity	0.10	—	0.10	—
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(0.01)
Acquisition-related expenses	—	0.02	0.09	0.02
Income taxes on non-GAAP adjustments	—	(0.01)	(0.04)	(0.02)

Adjusted non-GAAP consolidated diluted EPS	$0.73	$0.63	$2.43	$1.81

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$42,770	$35,755	$116,417	$87,756
Severance and restructuring expenses	398	643	2,045	2,451
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(338)
Acquisition-related expenses	—	575	3,223	575

Adjusted non-GAAP EFO from North America segment	$43,168	$36,973	$121,685	$90,444

Adjusted EMEA Earnings from Operations:

GAAP EFO from EMEA segment	$(2,135)	$270	$10,220	$14,660
Severance and restructuring expenses	53	145	4,062	487
Loss on sale of foreign entity	3,646	—	3,646	—
Acquisition-related expenses	106	—	106	—

Adjusted non-GAAP EFO from EMEA segment	$1,670	$415	$18,034	$15,147

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q3 2017 Results, Page 12	November 7, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$810	$382	$7,090	$5,746
Severance and restructuring expenses	43	—	104	115
Acquisition-related expenses	—	166	—	166

Adjusted non-GAAP EFO from APAC segment	$853	$548	$7,194	$6,027

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958